CASH TECHNOLOGIES, INC.
                              1434 West 11th Street
                              Los Angeles, CA 90015

                                 PROXY STATEMENT
                        Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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|_|   Preliminary Proxy Statement

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                             CASH TECHNOLOGIES, INC.
                (Name of the Corporation as Specified in Charter)

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      to Exchange Act Rule 0-11:

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

                             CASH TECHNOLOGIES, INC.
                              1434 West 11th Street
                          Los Angeles, California 90015

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 18, 2005

To the Stockholders of

                            CASH TECHNOLOGIES, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cash Technologies, Inc. will be held at 1434 West 11th Street Los Angeles, CA 90015 on April 18, 2005 at 9:00 a.m., Los Angeles time, for the following purposes:

      1. To elect four (4) Directors to the Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified;

      2. To approve an amendment to the Cash Technologies, Inc. Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 to 30,000,000 and to increase the authorized number of shares of preferred stock from 1,000,000 to 1,500,000;

      3. To approve amendments to the 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan from 3,500,887 shares to 5,500,000 shares;

      4. To approve an amendment of the Non-Executive Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Non-Executive Director Stock Option Plan from 700,000 shares to 1,000,000 shares;

      5. To approve and ratify the conversion terms of the Series C Cumulative Convertible Preferred Stock sold as a private placement offering completed by us in January 2001, in compliance with the AMEX Listing Standards, Policies and Requirements;

      6. To approve and ratify the conversion terms of the Series D Cumulative Convertible Preferred Stock sold as a private placement offering completed by us in June 2001, in compliance with the AMEX Listing Standards, Policies and Requirements;

      7. To approve and ratify the conversion terms of the Series E Cumulative Convertible Preferred Stock sold as a private placement offering completed by us in August 2001, in compliance with the AMEX Listing Standards, Policies and Requirements;

      8. To ratify the selection of Vasquez & Company, LLP as independent auditors for the fiscal year ending May 31, 2005; and

      9. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The close of business on March 9, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

      You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Stockholders.

                                           By Order of the Board of Directors

                                           Edmund C. King, Secretary
                                           Dated: March 18, 2005

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             CASH TECHNOLOGIES, INC.
                              1434 West 11th Street
                          Los Angeles, California 90015

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 18, 2005

      This proxy statement and the accompanying form of proxy have been mailed on or about March 18, 2005 to the holders of the Common Stock of record ("Record Date") on March 9, 2005 of CASH TECHNOLOGIES, INC., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Monday, April 18, 2005 and at any postponement or adjournment thereof (the "Annual Meeting").

Purpose of the Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Meeting. Each proposal is described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

Quorum Required for Meeting

      The close of business on March 9, 2005 has been fixed as the Record Date, and only holders shares of the Company's Common Stock, Series B Cumulative Convertible Preferred Stock and Series G Cumulative Convertible Preferred Stock shall be entitled to notice of and to vote at the meeting and any adjournment thereof. At that date, there were outstanding 15,004,286 shares of Common Stock, 120,000 shares of Series B Cumulative Convertible Preferred Stock, and 957 shares of Series G Cumulative Convertible Preferred Stock. Holders of the Series B and Series G Cumulative Convertible Preferred Stock will be entitled to vote that number of votes equal to the number of shares of Common Stock into which each such share of such Preferred Stock would have been convertible, if such conversion had taken place on the Record Date. All of the outstanding shares of Series B Cumulative Convertible Preferred Stock and Series G Cumulative Convertible Preferred Stock as of March 9, 2005 were convertible into an aggregate of 240,000 and 546,857 shares of Common Stock, respectively.

      Pursuant to our Bylaws, the holders of a majority of our outstanding voting stock entitled to vote at the meeting, present in person or represented by a proxy, constitutes a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present for the purposes of determining a quorum but will not count to determine whether the stockholders have approved any given proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Votes Required

      Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Directors are elected by an affirmative vote of a plurality of the votes cast at the meeting, with the four nominees receiving the highest vote totals to be elected as Directors. Approval of the amendment to the Restated Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of the Company's Common Stock, Series B, and G Cumulative Convertible Preferred Stock, voting together as one class. The affirmative vote of the holders of a majority of the shares present and voting, either in person or by proxy (which shares voting affirmatively also must constitute at least a majority of the required quorum) will be required to approve the terms of the issuance of the Series C, D and F Cumulative Convertible Preferred Stock and the approval of the appointment of the independent accountants. A stockholder voting through a proxy who abstains from voting on any matter duly presented at the Annual Meeting, is considered to be present and entitled to vote at the meeting for quorum purposes. Broker non-votes will be counted in the determination of a quorum, but will not be included in the calculation of the vote for election of directors or any other matter. The term "broker non-votes" refers to shares held by a broker in street name, which are present by proxy but are not voted on a matter pursuant to the rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors is generally considered to be a routine matter on which brokers may vote shares without receiving instructions from beneficial owners.

      In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Proxies

      Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy by notifying the Secretary of the Company, either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of the Company. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

      Shares of the Company's Common Stock and all series of the Company's Cumulative Convertible Preferred Stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted as follows: (i) FOR the election of management's nominees for the Board of Directors, (ii) FOR the amendment of the Restated Certificate of Incorporation, (iii) FOR the approval of the amendments to the 1996 Stock Option Plan, (iv) FOR the approval of the amendment of the Non-Executive Director Stock Option Plan, (v) FOR the approval and ratification of the conversion terms of the securities sold in the private placement offering, completed in January 2001, (vi) FOR the approval and ratification of the conversion terms of the securities sold in the private placement offering, completed in June 2001, and
(vii) FOR the approval and ratification of the conversion terms of the securities sold in the private placement offering, completed in August 2001. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with the recommendation of management of the Company. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

Solicitation of Proxies

      The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's Common Stock and all of the outstanding voting series of the Company's Cumulative Convertible Preferred Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

      Our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004, including financial statements, as filed with the Securities and Exchange Commission, accompanies this proxy statement.

      The principal executive offices of the Company are located at 1434 West 11th Street, Los Angeles, California 90015; the Company's telephone number is
(213) 745-2000.

--------------------------------------------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The close of business on March 9, 2005 has been fixed as the Record Date for the determination of the Common Stock and Series B and G Cumulative Convertible Preferred Stock stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. At that date, there were outstanding 15,004,286 shares of Common Stock, 120 shares of Series B Cumulative Convertible Preferred Stock and 957 shares of Series G Cumulative Convertible Preferred Stock. The outstanding shares of Series B Cumulative Convertible Preferred Stock and Series G Cumulative Convertible Preferred Stock are currently entitled to 240,000 and 546,857 votes per share, respectively. Voting of the shares is on a non-cumulative basis.

      The following table sets forth certain information as of March 9, 2005, with respect to each Director, each nominee for Director, all Directors and Officers as a group and the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Company to be the beneficial owner of more than five percent of any class of the Company's common stock outstanding. The following table does not, however, include immediately exercisable options to purchase 2,000,000 shares of common stock granted to Mr. Korman, immediately exercisable options to purchase 650,000 shares of common stock granted to Mr. King, all of which were granted on February 15, 2005 and are subject to stockholder approval at the Annual Meeting.

                    Name and Address of                       Amount and Nature               Percentage of Shares
                 Beneficial Owners (1) (2)               of Beneficial Ownership (2a)          Beneficially Owned

     Bruce Korman (3)                                             1,866,267                          11.41%

     Richard Miller (4)                                            906,657                           5.89%

     Robert B. Fagenson (5)(6)                                     321,126                           2.10%

     Kevin Walls (7)                                               386,927                           2.52%

     Eric Butlein (8)                                             3,056,445                          18.71%

     Edmund King (9)                                                50,000                             **

     Peter & Irene Gauld (10)                                     1,755,860                          11.47%

     All directors and executive officers as a group
     (persons)(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)                     8,343,282                          43.68%

**    Denotes less than 1%.

(1) Unless otherwise indicated, the address for each named individual or group is in care of Cash Technologies, Inc., 1434 West 11th Street, Los Angeles, California 90015.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 9, 2005, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of March 9, 2005.

--------------------------------------------------------------------------------

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(3)   Includes 516,267 shares owned by First Bancorp L.P. Mr. Korman is a limited partner of First Bancorp L.P. and the President of the general partner of First Bancorp L.P. Also includes 1,350,000 shares of exercisable employee options.

(4) Includes 516,477 shares owned by Lakeview Enterprises, Ltd. Mr. Miller is a limited partner of Lakeview Enterprises, Ltd. and the President of the general partner of Lakeview Enterprises, Ltd. Also includes 200,180 shares subject to outstanding exercisable warrants and an additional 190,000 executive options.

(5) Includes 2,625 shares issuable upon the conversion of 2,625 Series A Preferred Stock, and 201,313 shares subject to outstanding warrants and options.

(6) On March 28, 2003, the Board of Directors approved that in-lieu of repayment of the $75,000 loan from Mr. Fagenson to the Company. Includes 117,188 shares issuable upon the conversion of warrants exercisable at $0.01 per share with a term of 7 years. Any of such warrants can be redeemed at any time for a cash payment from the Company of $0.65 per warrant share.

(7) Includes 12,000 shares issuable upon the conversion of 12,000 warrants, 120,000 shares issuable upon conversion of Series B preferred stock, 64,927 shares issuable upon the conversion of dividends on Series B preferred stock and an additional 190,000 upon the conversion of executive options.

(8) Includes 260,000 shares issued upon conversion of convertible notes, 610,769 shares issued upon conversion of Series B, C and Series G preferred stock, 1,410,815 shares of common stock, and an aggregate of 722,361 shares issuable upon the conversion of 722,361 warrants. Includes shares beneficially owned through Ejada Limited Partnership, his spouse Jada Butlein, ADA Partners, Tikkum Olam Foundation, ADA Greater Trust and Ejada Butlein Trust.

(9)   Includes 50,000 shares subject to options.

(10) Includes 325,860 shares issued upon conversion of Series D preferred stock and 500,000 shares issued upon conversion of Series F preferred stock, 576,923 shares of common stock, 53,077 shares of common stock issued in-lieu of interest and an aggregate of 300,000 shares issuable upon exercise of 300,000 Series E, G and H warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

      During the fiscal year ended May 31, 2004, based upon the information and reports received bythe Company, other than one of our stockholders as described below, no Director, officer of beneficial owner of more than ten percent of the Corporation's Common Stock (which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (the "Act"), (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year. Eric Butlein, one of our principal stockholders, failed to timely file a Form 4 in
(i) February 2004 in connection with his acquisition of shares of units of our common stock and warrants, and (ii) in October 2003 in connection with his acquisition of Series C Cumulative Convertible Preferred Stock.

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                                     Page 5

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                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      A board of four directors is proposed to be elected at the Annual Meeting of Stockholders to hold office for a term of one year and until their respective successors shall have been duly elected and qualified. The affirmative vote of a plurality of the outstanding shares of Common Stock and all series of preferred stock entitled to vote thereon, voting together as a single class at the Annual Meeting of stockholders, is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

      The following table sets forth certain information as of the Record Date with respect to the four nominees for election as directors of the Company, all of whom are incumbents.

Name                         Age        Position
----                         ---        --------
Bruce R. Korman               44        President, Chief Executive Officer and
                                        Chairman of the Board

Richard  Miller               52        Director(1)(2)

Robert B. Fagenson            51        Director(1)

Kevin Walls                   40        Director(2)

----------
(1)   Compensation Committee member.
(2)   Audit Committee member.

      Bruce Korman has been our President, Chief Executive Officer and Chairman of the Board of Directors since our inception, and has served in the same capacities at National Cash Processors, Inc., or NCP, and CoinBank Automated Systems, Inc., or CAS, our wholly-owned subsidiaries, since their inception. Since 1984, Mr. Korman has been a principal and general partner in a series of real estate limited partnerships engaged in the development, construction and management of multi-family housing projects in Southern California.

      Richard Miller has been a director since our inception. From 1985 to 1995 Mr. Miller served as President and Chief Executive Officer of Union Fidelity, a mortgage banking firm which he founded. Since 1995, Mr. Miller has been the Senior Vice President of Americorp Funding, Inc., a mortgage banking firm. Mr. Miller is also President of M.R. International Enterprises, Ltd., a private real estate limited partnership.

      Robert B. Fagenson has been a director since the Company's IPO in 1998. Mr. Fagenson is a director and President of Fagenson & Co., Inc., a New York Stock Exchange specialist firm, and serves as Vice Chairman of Van der Moolen Specialists USA, LLC, a New York Stock Exchange Specialist firm. Mr. Fagenson is also Vice President and director of Starr Securities, Inc. a registered broker-dealer and member of the New York Stock Exchange. Mr. Fagenson has been director and Vice Chairman of the New York Stock Exchange, is a director of Rent-Way, Inc., a company listed on the New York Stock Exchange; is a director of Intrenet, Inc., a company listed on the Nasdaq SmallCap Market and a director of Hudson Hotel Corporation, a company listed on the Nasdaq National Market.

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                                     Page 6

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      Kevin Walls has been a director since July 2001. Mr. Kevin Walls is CEO of
Aircraft Portfolio Management, a European aircraft broker and consultant to many companies in the aviation industry. Prior to July 2001, for five years Mr. Walls was Director of Sales for Guinness Peat Aviation, at that time the world's largest aircraft finance and leasing company. Prior to 1996, Mr. Kevin Walls worked in executive management positions in the airline industry.

Other Executive Officers

      Edmund King, 40, has served as the Chief Financial Officer and Secretary of the Company and its subsidiaries since December 11, 2000. Mr. King served as financial and operations consultant for numerous manufacturing, entertainment and e-commerce companies from 1998-2000. He also served as Vice-President and Chief Financial Officer of UStel, Inc. between 1997-1998, controller for ITT Fluid Technology Corporation between 1989-1992, as well as a financial analyst for Trouver Capital Partners from 1994-1997.

Certain Key Employees

      Willi Muhr, 41, has been Vice President of the Company since August 1996, establishing and managing the Company's European Operations. From June 1993 to March 1996, Mr. Muhr served as Chief Executive Officer of Adcon Telemetry, an international wireless data communications company. From August 1986 to February 1993, Mr. Muhr was a principal in a series of real estate limited partnerships engaged in the development, construction and management of multi-family housing projects in Southern California.

      Darryl J. Bergman, 36, has been Chief Technology Officer for the Company since January 1997. From January 1991 toDecember 1996, Mr. Bergman served first as Software Developer and later as Software Project Leader at Harte-Hanks, a leading media and marketing firm, where he had senior responsibility for database applications software development for major accounts including Sony Corporation, Prudential Insurance, Cigna Health Care and others.

Meetings of the Board of Directors

      During the fiscal year ended May 31, 2004, the Board of Directors met on one occasion and transacted business by unanimous written consent on six other occasions. Accordingly, no member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

Compensation of Directors

      Directors do not receive cash compensation for serving on our board of directors. We reimburse non-employee directors for the costs of attending board meetings. Employee-directors are not entitled to any additional compensation as directors. All non-employee directors are eligible to participate in the Non-Executive Director Stock Option Plan, which was approved by our board of directors in August 1998 and by our stockholders in June 1999. Under the Non-Executive Director Stock Option Plan, each non-employee director received options to purchase 30,000 shares of our common stock upon joining our board of directors, which options vested as to 10,000 shares upon joining the board and vested as to an additional 10,000 shares on each of the first and second anniversaries of joining the board.

      On March 28, 2003, our board of directors approved an amendment to the Non-Executive Director Stock Option Plan. Under the amendment, each director surrendered all of his previously held options and was issued a one-time grant of 140,000 options at an exercise price of $0.65. On January 5, 2004, the stockholders approved this increase. As of May 31, 2004, there were options to purchase 560,000 shares of our common stock outstanding under the Non-Executive Director Stock Option Plan.

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                                     Page 7

--------------------------------------------------------------------------------

      On February 15, 2005, the board of directors approved an amendment to the Non-Executive Director Stock Option Plan increasing the total number of shares that can be issued under options granted under that plan to 1,000,000 shares. At that time, the board also granted to each director options to purchase 50,000 shares at an exercise price of $1.20 per share. The amendment to the Non-Executive Director Stock Option Plan is subject to stockholder approval at the Annual Meeting.

Committees of the Board and Board Meetings

      The board of directors has established an Audit Committee and a Compensation Committee. The Audit Committee formally convened one meeting during the past fiscal year, and conducted certain other activities outside of formal meetings. The Board of Directors believes that the members of the Audit Committee are independent as defined in Sections 802(a) and 121A of the AMEX Company Guide. The Board of Directors has also determined that Richard Miller is an audit committee financial expert as defined by the SEC's rules.

      Since there were not executive compensation matters to consider during the past fiscal year, the Compensation Committee did not meet during the fiscal year ended May 31, 2004.

Audit Committee Report

      The Audit Committee is comprised of Kevin Walls and Richard Miller. Both members of the Audit Committee are "independent directors" of the Company within the definition of that term as provided by Section 121(A) of the listing standards of the American Stock Exchange. The audit committee's duties include:
(i) reviewing with the Company's independent auditors, the scope and results of any audits; (ii) reviewing with the independent auditors and management, the Company's accounting, internal, financial and operating controls and staff and considering and reviewing corrective actions, if necessary, taken or proposed by management; (iii) the selection and hiring of the independent auditors; and (iv) reviewing non-audit services provided by the independent auditors.

      The Board of Directors and Audit Committee adopted a written charter governing the Audit Committee's actions on January 4, 2001 and amended and restated the Charter in March 2003.

      The Audit Committee hereby states that it:

o has reviewed and discussed the audited financial statements for the fiscal year ended May 31, 2004 with the Company's management and the independent auditors;

o has discussed with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committee), as may be modified or supplemented;

o has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence;

o with respect to the provision of non-audit services to the Company, the Audit Committee has obtained a written statement from the Company's independent accountants that they have not rendered any non-audit services prohibited by the Securities and Exchange Commission rules , and that delivery of any such services has not and will not impair the independence of the accountants.

o recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004 for filing with the Commission.

The foregoing report has been furnished by members of the Audit Committee.

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                                     Page 8

                                                       Audit Committee:

                                                       Richard Miller

                                                       Kevin Walls

      Mr. Walls serves as the Chairman of the Audit Committee. During the fiscal year ended May 31, 2004, the Audit Committee held one formal meeting. The Committee also met after the fiscal year end to review the Company's annual report on Form 10KSB for the fiscal year ended May 31, 2004.

Compensation Committee

      The Board of Directors has established a Compensation Committee comprised of Messrs. Fagenson and Miller. Mr. Fagenson serves as Chairman of the Compensation Committee. All of the members of the Compensation Committee are independent directors of the Company. In the absence of the full Board, the Compensation Committee administers the Company's Employee Stock Option Plan and negotiates and approves employment agreements between the Company and executive officers of the Company. During the fiscal year ended May 31, 2004, the Compensation Committee held no meetings.

Compensation Committee Interlocks and Insider Participation

      Robert Fagenson and Richard Miller served on the Compensation Committee during the last fiscal year ended May 31, 2004. There are no interlocks between our Directors and Directors of other companies.

Vote Required For Election of Directors

      The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the approval of the nominees for Directors.

      THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth certain compensation paid by us during the fiscal years ended May 31, 2004, May 31, 2003 and May 31, 2002 to our President and Chief Executive Officer and our other most highly compensated executive officer (collectively, the "Named Executive Officers"):

                           Summary Compensation Table

Name and                                                                                                All Other
Principal Position                  Annual Compensation               Long Term Compensation         Compensation(1)
------------------                  -------------------               ----------------------         ---------------
                                                                    Securities
                             Year         Salary        Bonus       Underlying      Options (#)
                             ----         ------        -----       ----------      -----------
Bruce Korman...........      2004       $ 180,000*                                                        $18,000 (1)
     President and Chief     2003       $ 180,000*                                   1,350,000            $18,000 (1)
     Executive Officer       2002       $ 180,000*                                                        $18,000 (1)

Edmund King............      2004       $ 138,000                                                         $ 9,000 (1)
     Chief Financial         2003       $ 138,000                                                         $ 9,000 (1)
     Officer                 2002       $ 120,000                                                         $19,000 (1)

----------
(1)   Represents paid additional benefits.
      * As of May 31, 2004 the Company owed Bruce Korman $292,248 in unpaid wages.

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                                     Page 9

--------------------------------------------------------------------------------

      The following table discloses information concerning stock options granted in the year ended May 31, 2004 to our Named Executive Officers.

Option Grants in Fiscal Year Ended May 31, 2004

                      Individual Grants in Last Fiscal Year

                                                       Percent of Total
                          Number of Securities       Options/Warrants to
                               Underlying            Employees in Fiscal         Exercise Price
Name                        Options/Warrants               Year (%)                  ($/Sh)             Expiration Date
----------------------    ----------------------    -----------------------    -------------------    --------------------
Bruce Korman...........             0                        ---                       ---                      ---
Edmund King............             0                        ---                       ---                      ---

Aggregated Option Exercises And Fiscal Year-End Option Values

      The following table sets forth information concerning the number of options owned by the Named Executive Officers and the value of any in-the-money unexercised stock options as of May 31, 2004. No options were exercised by any of the Named Executive Officers during the fiscal year ended May 31, 2004:

                         Number of Securities Underlying Unexercised    Value of Unexercised In-the-Money Options at May
                                   Options at May 31, 2004                                31, 2004(1)
                        ---------------------------------------------- ---------------------------------------------------

Name                         Exercisable           Un-exercisable           Exercisable             Un-exercisable
----------------------- ----------------------- ---------------------- ---------------------- ----------------------------
Bruce Korman...............    1,350,000                  0                  $1,350,000                   $0

Edmund King................       50,000                  0                     $50,000                   $0

----------
(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the common stock. An option is "in-the-money" if the fiscal year end fair market value of the common stock exceeds the option exercise price.

Employment Agreements

      We previously entered into a three-year employment agreement with Mr. Korman, which has been automatically renewed annually according to its terms since July 2001. Mr. Korman also participates in other business endeavors, which require a portion of his business time. Although Mr. Korman has advised us that his participation in outside business matters should not interfere with his performance of his duties as our President and Chief Executive Officer, there can be no assurance that a conflict of interest will not arise with respect to the allocation of Mr. Korman's time or that such conflict would be resolved in our favor.

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                                    Page 10

Equity Compensation Plan Information

      The following table provides information as of May 31, 2004 with respect to securities that may be issued under our equity compensation plans.

  ---------------------------------------------------------------------------------------------------------------
                                                                                        Number of securities
                                    Number of securities                               remaining available for
                                      to be issued upon        Weighted-average         future issuance under
                                         exercise of           exercise price of      equity compensation plans
                                    outstanding options,     outstanding options,       (excluding securities
           Plan Category             warrants and rights      warrants and rights     reflected in column (a))
  ---------------------------------------------------------------------------------------------------------------
                                         (a) (b) (c)
  ---------------------------------------------------------------------------------------------------------------
  Equity compensation plans
  approved by security holders

  1996 Employee Stock Option Plan         1,543,600                  $1.20                    1,957,287

  Director Stock Option Plan               560,000                   $0.65                     140,000
  ---------------------------------------------------------------------------------------------------------------
  Equity compensation plans not
  approved by security holders

                                            ----                     ----                        ---

  ---------------------------------------------------------------------------------------------------------------
  Total                                   2,103,600                  $1.05                    2,097,287

  ---------------------------------------------------------------------------------------------------------------

      We have not adopted without the approval of our stockholders any equity compensation plan under which our securities are authorized for issuance.

Certain Relationships And Related Transactions

      In April 2001, we obtained a short-term loan of $75,000 from Mr. Robert Fagenson who serves on our board of directors. In January, 2004, we extinguished this debt and accrued interest of $20,265 by issuing 117,188 warrants to Mr. Fagenson. The warrants have an exercise price of $.01 per share and are exercisable for a term of seven years.

      As of May 31, 2004, we had outstanding short-term loans of an aggregate principal amount of $9,415 from Bruce Korman (and related parties), who is our Chief Executive Officer and Chairman of the Board of Directors. The loans are short-term non-interest bearing loans and are payable upon demand. Furthermore, as of May 31, 2004, we were in arrears of $292,248 for the salary to Mr. Korman and owed $68,578 in accrued rent for our offices to Prime Financial Partners, a company in which Mr. Korman has a beneficial interest.

1996 Stock Option Plans

      In 1996, we adopted our 1996 Stock Option Plan (the "Employee Plan"). The purpose of the Employee Plan is to attract and retain qualified personnel, to provide additional incentives to our employees, officers and consultants of the Company and to promote the success of our business. The Compensation Committee of our board of directors currently administers the Employee Plan. Subject to the Employee Plan, the board (or its designated committee) has complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the exercise price of the option, the status of any granted option as either an incentive stock option or a non-qualified option, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

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                                    Page 11

--------------------------------------------------------------------------------

      Each option granted under the Employee Plan will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service with us. The exercise price of incentive stock options and non-qualified stock options granted under the Employee Plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant, respectively (or 110% with respect to incentive options granted to holders of more than 10% of our voting power). Such payment may be made in cash, or at the discretion of our board of directors, in outstanding shares of common stock held by the participant, through a full recourse promissory note payable in installments over a period of years or any combination of the foregoing. Our Board is submitting to the stockholders for their approval at the Annual Meeting a proposal to increase the number of shares reserved under the 1996 Plan by 1,999,113 shares (See, Proposal III below).

      At our Annual Meeting of Stockholders held on June 21, 1999, our stockholders approved an amendment to the 1996 Employee Stock Option Plan to increase the number of shares available for issuance from 557,887 to 775,887 shares and then again on January 5, 2004 the plan was increased by 2,725,000 shares to 3,500,887. As of February 14, 2005, there were 1,543,600 options outstanding under the 1996 Employee Stock Option Plan. Options to purchase an additional 2,650,000 shares were granted on February 15, 2005, which option grants are subject to the approval by the stockholders at the Annual Meeting.

      Under the Employee Stock Option Plan, all employees are eligible to participate and to receive option awards. Additionally, consultants may also receive option awards. Members of the Board of Directors who are not employees are not eligible to participate. Options may be granted from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. Options convey the right to purchase Common Stock of the Company, at the exercise price determined at the date of grant.

Federal income Tax Consequences of Option Grants under the Employee Plan

      Under the Employee Plan, there may be granted "non-qualified" (sometimes called incentive stock options or ISO) and "qualified options" (sometimes called non-qualified options or NQSO), and there can be different tax treatment for both the company and the option recipient with respect to these grants. A recipient of an option is called a grantee.

Incentive Stock Options

      Under the Internal Revenue Code and Internal Revenue Service regulations and administrative pronouncements thereunder, a grantee will not realize taxable income by reason of either the grant or the exercise of an ISO, and the company will not receive an income tax deduction at either such time. However, any appreciation in share value following the date of grant will be taken into consideration at the time of exercise in determining liability for the alternative minimum tax. If a grantee exercises an ISO and delivers other shares of common stock as payment for part or all of the exercise price of the common stock received upon exercise of the ISO ("Payment Stock"), no gain or loss will be recognized with respect to the Payment Stock delivered and no tax will be payable with respect to the Payment Stock or the common stock received upon exercise of the ISO. The holding period of such common stock received will include the holding period of the Payment Stock. To the extent the number of shares received exceeds the number of shares tendered, the grantee's basis in the additional shares of common stock received upon exercise of the ISO is zero and these shares have a holding period that commences on the date of exercise of the ISO. However, if the Payment Stock was acquired pursuant to the exercise of an ISO and the required holding period in order to obtain favorable tax treatment with respect to such common stock is not met as of the date such common stock is delivered, the grantee will be treated as having sold the Payment Stock in a disqualifying disposition and will be subject to the rules described below for disqualifying dispositions. The grantee's basis in the common stock that he or she receives upon exercise of the ISO in exchange for the Payment Stock is the same as his or her basis in the Payment Stock increased by any amount included in gross income as ordinary income due to any disqualifying disposition and any cash paid on the exercise. The holding period of such common stock commences on the date of exercise of the ISO.

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                                    Page 12

--------------------------------------------------------------------------------

      If a grantee exercises an ISO and does not dispose of the shares of common stock within two years from the date of grant and one year from the date of exercise, the entire gain, if any, realized upon disposition will be taxable to the grantee as long term capital gain, and the company will not be entitled to any deduction. If, however, a grantee disposes of shares of common stock prior to the expiration of the holding periods described in the previous sentence (a so-called "disqualifying disposition"), the grantee will generally realize ordinary income in, and tax withholding may be required upon, an amount equal to the difference between the exercise price and the fair market value of such shares of common stock on the date of exercise. The company will be entitled to a deduction equal to the amount recognized as ordinary income by the grantee. Any additional appreciation will be treated as a capital gain (long term or short term depending on how long the grantee held the shares of common stock prior to disposition) and the company will not be entitled to any further deductions for federal income tax purposes. If the amount realized by the grantee is less than the fair market value of the shares of common stock upon exercise, then the amount or ordinary income and the corresponding company deduction is equal to the excess of the amount realized over the exercise price.

Non-Qualified Stock Options

      As to the NQSOs, there will be no federal income tax consequences to either the grantee or the company on the grant of the option because the NQSO does not have a "readily ascertainable fair market value" as required by Section 83 of the Code. Additionally, if a grantee exercises a NQSO and delivers shares of common stock as payment for part or all of the exercise price of the common stock purchased, no gain or loss will be recognized with respect to the common stock delivered. To the extent a grantee receives more shares of common stock pursuant to the exercise of the option than shares of common stock delivered, the fair market value of this excess, less any cash paid by the grantee, will be subject to applicable tax withholding.

      On the exercise of an NQSO, the grantee (except as described below) recognizes taxable ordinary income equal to the difference between the exercise price of the NQSO and the fair market value of such shares of common stock on the date on the date of exercise. The company will be entitled to a tax deduction in an amount equal to the grantee's taxable ordinary income if it provides the grantee with a timely Form W-2 or Form 1099, as appropriate.

      Upon sale of the common stock by the grantee, he or she will recognize long term or short term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and his or her basis for the common stock, which will include the amount previously recognized by him or her as ordinary income. The holding period for capital gains purposes will commence on the day the optionee acquires the shares of class a common stock pursuant to the NQSO. None of the appreciation on NQSO is subject to the alternative minimum tax.

Section 280G

      Under Section 280G of the Code, amounts payable to officers and highly compensated individuals that are contingent upon a change in the ownership or effective control of a corporation or of a substantial portion of its assets may be subject to a 20% excise tax and may not be deductible by the corporate payor if they exceed a "basic amount" allocated to such payment (so-called "excess parachute payments"). The acceleration of the right to exercise otherwise non-vested NQSOs, when considered in connection with other payments to officers and highly compensated individuals of the company, may give rise to excess parachute payments. In that event, the affected grantee will be subject to a 20% excise tax, and the company will lose its deduction. Section 162(m)

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                                    Page 13

--------------------------------------------------------------------------------

      Under Section 162(m) of the Code, the income tax deduction of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, awards will satisfy the performance-based exception if the Awards are made by a qualifying compensation committee, the specified period and the compensation is based solely on an increase in the stock price after the date of grant (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the Award on the grant date). The company intends to consider fully the implications of Section 162(m) of the Code on the deductibility of compensation in making awards under the Employee Plan.

      The foregoing federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code.

Non-Executive Director Stock Option Plan

      In August 1998, our board of directors approved a Director Stock Option Plan (the "Director Plan"), for non-employee directors who are not eligible to participate in the Employee Plan. The Director Plan was approved by our stockholders at our Annual Meeting held in June 1999.

      The Director Plan provides that each non-executive director will be granted options to purchase 30,000 shares of our common stock upon joining our board of directors. The options vest as follows: 10,000 options upon joining the board; 10,000 options on the first anniversary of such date; and 10,000 options on the second anniversary of such date. There are no annual grants of options to directors under the Director Plan. Only non-employee directors are eligible to participate in the Director Plan.

      The Director Plan is intended to attract and retain key personnel whose performance is expected to have a positive effect on our business by encouraging and assisting those persons to acquire our common stock equity in the Company. Our board believes that by compensating directors with stock options the directors will have similar interests to our stockholders to promote growth and enhanced stockholder value. Options may be granted under the Director Plan until the year 2008 to non-executive directors as defined and members of any advisory board established by us who are not full-time employees of our Company or of any of our subsidiaries.

      The exercise price for options granted under the Director Plan is 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the relevant stock option agreements, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock or by a combination of each. The term of each option commences on the date it is granted and, unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. Options granted under the Director Plan do not qualify for incentive stock option treatment.

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                                    Page 14

--------------------------------------------------------------------------------

      On March 28, 2003, our board of directors approved an amendment to the Director Plan to increase the number of options that could be granted under the Director Plan to 700,000 shares. On January 5, 2004, the stockholders approved this increase. Under the amendment, each director surrendered all of his previously held options and was issued a one-time grant of 140,000 options at an exercise price of $.65, subject to stockholder approval. As of February 14, 2005, there options to purchase a total of 420,000 shares of our common stock were outstanding under the Director Plan. On February 15, 2005, the Board of Directors (i) approved an amendment to the Director Plan to increase the number of shares that can be issued under the Director Plan from 700,000 to 1,000,000 and (ii) granted options to purchase 50,000 shares to each of the three non-executive director under the Director Plan, which options are immediately vested and are exercisable at $1.20 per share. Our Board is submitting to the stockholders for their approval at the Annual Meeting a proposal to increase the number of shares reserved under the Director Plan by 300,000 shares (See, Proposal IV below).

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                                    Page 15

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                                   PROPOSAL II

       APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

      Under the Company's Restated Certificate of Incorporation currently in effect, there are 20,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized for issuance. On February 12, 2005, our Board of Directors approved an amendment to the Restated Certificate of Incorporation, subject to stockholder approval, to increase: (i) the shares of common stock authorized for issuance by 10,000,000 shares, bringing the total number of common shares authorized for issuance to 30,000,000, and (ii) the shares of preferred stock authorized for issuance by 500,000 shares, bringing the total number of preferred shares authorized for issuance to 1,500,000. The stockholders are asked to approve this amendment to the Restated Certificate of Incorporation.

Increase in Common Stock

      As of March 9, 2005, there were 15,004,286 shares of common stock outstanding (excluding treasury shares). In addition, as of such date, including the options that are subject to the approval of the stockholders at the Annual Meeting, a total of 4,200,887 shares were reserved for issuance upon exercise of outstanding options under the Company's Employee Stock Option and Non-Executive Director Stock Option Plan and approximately 3,200,000 shares were reserved for issuance upon exercise of outstanding warrants. An additional 1,380,126 shares of common stock are subject to issuance upon the conversion of all of Company's various series of Cumulative Convertible Preferred Stock. Accordingly, as of March 9, 2005, the Company must increase the number of its authorized but unissued shares to accommodate the foregoing options, warrants and preferred shares, in addition to making additional shares available for future stock sales.

      The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

      The purpose of the proposed increase in the number of authorized shares of common stock is to make such shares available for use by the Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in the future in connection with raising additional capital, acquiring another company or its business or assets or establishing a strategic relationship with a corporate partner. The Board of Directors has no present agreement, arrangement, plan or understanding, however, with respect to the issuance of any such additional shares of common stock.

      If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law. Holders of our common stock as such have no statutory preemptive rights with respect to issuances of common stock.

Preferred Stock

      As of March 9, 2005, the Company had authorized 56,000 shares of Series A Cumulative Convertible Preferred Stock, 400,000 shares of Series B Cumulative Convertible Preferred Stock, 480,769 shares of Series C Cumulative Convertible Preferred Stock, 25 shares of Series D Cumulative Convertible Preferred Stock, 72 shares of Series E Cumulative Convertible Preferred Stock, 5 shares of Series F Cumulative Convertible Preferred Stock and 3,000 shares of Series G Cumulative Convertible Preferred Stock.

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                                    Page 16

--------------------------------------------------------------------------------

      Currently, since all 939,871 of the 1,000,000 authorized shares of preferred stock have been designated as Series A through G preferred stock, the Company does not have the ability to offer and sell any many other series of preferred stock in order to raise additional capital. The Board believes that certain institutional and other investors may prefer to purchase our preferred stock rather than our common stock. As a result, the Board believes that the Company's inability to offer potential investors preferred stock may hinder our ability to raise the capital in the future. Increasing the number of shares of preferred stock that the Company is authorized to issue will give the Board the flexibility to offer and sell either common stock or one or more series of preferred stock.

      The text of the first sentence of the Article 4 of the Restated Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

            "4. The total number of shares of capital stock which the Corporation shall have authority to issue is thirty-one million five hundred thousand (31,500,000) shares, of which thirty million (30,000,000) shares shall be Common Stock, par value $.01 per share, and one million five hundred thousand (1,500,000) shares will be Preferred Stock, par value $.01 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series."

      If approved by the stockholders, the proposed amendment will become effective upon its filing with the Secretary of State of Delaware, which is expected to take place as soon as practicable after the Annual Meeting.

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                                    Page 17

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                                  PROPOSAL III

           AMENDMENT INCREASING THE SIZE OF THE 1996 STOCK OPTION PLAN

      The Company's 1996 Stock Option Plan was adopted by the Board of Directors in October 1996 and was thereafter approved by the stockholders. As of February 14, 2005, 1,543,600 shares had been issued upon the exercise of previously granted options leaving a total of only 1,957,287 shares available for issuance pursuant to future option grants. On February 15, 2005, the Board of Directors amended the Company's 1996 Stock Option Plan to increase the total number of shares that can be issued under options granted under the plan from 3,500,877 shares to 5,500,000 shares. The foregoing amendment is contingent upon the approval of the amendment by the stockholders of the Company.

      On February 15, 2005, on the recommendation of the Company's Compensation Committee, and subject to the approval by the Company's stockholders, the Board of Directors granted options to purchase 2,000,000 shares of Common Stock to Bruce R. Korman, the Company's President, Chief Executive Officer, and options to purchase 650,000 shares of Common Stock to Edmund King, the Company's Chief Financial Officer and Secretary. These options were granted at an exercise price of $1.20 per share (equal to the closing sales price on February 14, 2004, the date before the date of grant), are fully vested, and immediately exercisable. All of the foregoing options have a term of seven years from the date of grant. The shares underlying one-half of the foregoing options (options for 1,000,000 shares for Mr. Korman, and options for 350,000 shares for Mr. King) may be sold at any time by Mr. Korman or Mr. King following the approval of the grants and the amendment of the 1996 Stock Option Plan at the Annual Meeting by the stockholders. However, the remaining options may not be sold by Mr. Korman or Mr. King until, if ever, the Company satisfies the following two conditions: (i) The Company comes into full compliance with all of the financial listing criteria of the American Stock Exchange, and (ii) the Company's operations generate positive cash flow for two consecutive fiscal quarters.

      In addition, the Company expects to issue at least another 300,000 options to other employees of the Company. The options granted to the employees also are subject to the approval by the stockholders of the amendment of the 1996 Stock Option Plan to increase the number of shares issuable under that plan.

      The Company believes that its ability to grant stock options is critical to its success in attracting and retaining experienced and qualified employees. The Company believes that awards granted under the Employee Plan have a positive effect on the Company's profits and growth potential by encouraging and assisting recipients to acquire equity in the Company and thereby align their long term interest with that of the Company. The Company intends to continue this policy of issuing stock options. In addition, because of the Company's limited cash resources, it must be able to offer non-cash incentives to employees and prospective employees.

      The grant of options to purchase a total of 2,650,000 shares of Common Stock to Mr. Korman, Mr. King and at least another 300,000 to other employees will cause the total number of shares issuable under outstanding options to exceed the number of shares still available for issuance under the 1996 Stock Option Plan unless the number of shares that can be issued under the 1996 Stock Option Plan is increased. Accordingly, at the Annual Meeting, the stockholders are being asked to approve an increase of 1,999,113 shares of Common Stock available for issuance under the 1996 Stock Option Plan. A vote to approve the amendment to the 1996 Stock Option Plan will also constitute approval of the February 15, 2005 grant of options to purchase 2,000,000 shares of Common Stock to Bruce R. Korman, the Company's President, Chief Executive Officer, and the grant of options to purchase 650,000 shares of Common Stock to Edmund King, the Company's Chief Financial Officer and Secretary. The approval of the amendment of the 1996 Stock Option Plan and the approval of the February 15, 2005 option grants are submitted to the stockholders as a single proposal, and stockholders will not be voting separately on these matters.

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                                    Page 18

--------------------------------------------------------------------------------

      Section 2 of the 1996 Stock Option Plan, as it is proposed to be amended pursuant to this proposal, shall read in part as follows:

            "2. SCOPE AND DURATION

            Options under the 1996 Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of non-qualified stock options ("Non-Qualified Options"). (Unless otherwise indicated, references in the 1996 Plan to "options" include Incentive Options and Non-Qualified Options.) The maximum aggregate number of shares as to which options may be granted from time to time under the 1996 Plan is 5,500,000 shares of the Common Stock of the Company ("Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company."

      A summary of the 1996 Stock Option Plan are described above in "Executive Compensation-- 1996 Stock Option Plan."

      THE BOARD OF DIRECTORS DEEMS THE PROPOSED AMENDMENTS TO THE 1996 EMPLOYEE STOCK OPTION PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

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                                    Page 19

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                                   PROPOSAL IV
        AMENDMENT INCREASING THE SIZE OF THE NON-EXECUTIVE DIRECTOR STOCK
                                  OPTION PLAN

      In June 1999 stockholders approved adoption of the Non-Executive Director Stock Option Plan (the "Director Plan") pursuant to which the Company grants stock purchase options to its non-executive directors. Initially, the number of shares reserved under the Director Plan was 150,000 shares, which number of shares was increased by stockholder vote in January 2004 to 700,000 shares. As of February 14, 2005, options for the purchase of 420,000 shares were outstanding. In addition to these outstanding options, on February 15, 2005, the Board granted options to purchase 50,000 shares to each of its three non-executive directors (options for a total of 150,000 shares). The February 15, 2005 options have an exercise price of $1.20 per share. Accordingly, as of the Record Date, options for a total of 570,000 shares are outstanding.

      The Board of Directors believes that equity-based incentive compensation plays a critical role in retaining and attracting motivated directors. The Company does not pay cash compensation to its Directors. Further, the rules and regulations passed by both the Securities and Exchange Commission and the American Stock Exchange, as well as the new Sarbanes Oxley Act regulations require more expertise on the part of Board members and a greater time commitment, as well as potential exposure to liability. Therefore, in order to attract any persons to serve as a member of a small company with little revenue and no income, the Board needs the ability to grant additional stock options. Therefore, in order to enable the Board to grant additional options to future directors, as well as possible additional options to its existing directors, the Board has amended the Director Plan to increase the number of shares of Common Stock reserved for issuance under the Director Plan from 700,000 shares to 1,000,000 shares, and is submitting the amendment to the stockholders for their approval at the Annual Meeting.

      The text of the first sentence of the Section 3 of the Director Plan, as it is proposed to be amended pursuant to this proposal, is as follows:

      "3. Shares Subject to the Plan

      Subject to the provisions of Section l0 hereof, the shares that may be acquired pursuant to options granted under the Director Plan ("Options") shall not exceed in the aggregate 1,000,000 shares of the Company's Common Stock."

THE BOARD OF DIRECTORS DEEMS ADOPTION OF THE AMENDMENTS TO THE DIRECTOR PLAN TO BE IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF

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                                   PROPOSAL V

         APPROVAL OF THE CONVERSION TERMS OF THE SECURITIES SOLD IN THE
              COMPLETED PRIVATE PLACEMENT OF UNITS IN JANUARY 2001.

      On January 9, 2001, the Company completed a private placement offering comprised of Series C 8% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") and Series D Warrants. The Company received gross proceeds of $500,000 from the private offering which included 480,769 shares of Series C Preferred Stock and 302,231 Series D Warrants. The Series C Preferred Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The Series C Preferred Stock is convertible into Common Stock at the rate of one-for-one, subject to certain adjustments. The Series D Warrants have an exercise price of $0.50 per share. The Company has used the proceeds for working capital and debt repayment.

      The Company's Common Stock is listed for trading on the American Stock Exchange and, therefore, is subject to the rules of the American Stock Exchange. Pursuant to the American Stock Exchange Listing Standards, Policies and Requirements, including Section 713 thereof ("AMEX Rule 713"). In particular, AMEX Rule 713 requires listed companies to obtain shareholder approval prior to issuing common stock (or securities convertible into common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion) is or will be greater than twenty percent of the common stock or voting power of the Company outstanding prior to the issuance (the "20% rule"). As of January 8, 2001, the date prior to commencement of the private offering, the Company had 3,578,950 shares of Common Stock issued and outstanding. Generally, in making a determination regarding the stockholder approval and the 20% rule, the American Stock Exchange will compute the number of shares deemed to be issued in an offering by utilizing the lowest possible conversion ratio, and will rely on the number of shares outstanding at the time of the offering. Since 480,769 shares of the Series C Preferred Stock and 302,231 Series D Warrants were purchased by the purchasers, and assuming the conversion one for one for the Series C Preferred Stock is used at the time of conversion into the Company's Common Stock, the shares of Common Stock issuable upon conversion of the Series C Preferred Stock (480,769 shares) plus the exercise of the Series D Warrants (302,231 shares) would exceed 20% of the Company's issued and outstanding Common Stock as of January 8, 2001. Therefore, stockholder approval is required regarding the conversion of the securities underlying the units in the private offering. In the event that stockholder approval is not obtained, purchasers of such securities will be allowed to convert only up to an aggregate number of Series C Preferred Stock and Series D Warrants that, upon conversion or exercise, would equal less than 20% of the Company's outstanding Common Stock (approximately 700,000 shares Common Stock). As of December 31, 2004, all of the 480,769 shares of Series C Preferred Stock were still outstanding.

Description of Terms of the Series C Preferred Stock

      The following is a summary of the material terms of the Series C Preferred Stock and is qualified in its entirety by the provisions of our Certificate of Incorporation and the Certificate of Designation related to the securities. We originally authorized an aggregate of 480,769 shares of Series C preferred stock and issued 480,769 shares, of which there are 480,769 outstanding as of December 31, 2004.

Dividends

      Subject to the limitations described below, holders of shares of the Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of our funds legally available for payment, cumulative annual dividends at the rate of 8%. At our option, dividends may be paid in cash or shares of our common stock.

      Dividends are payable annually on June 30th of each year and are cumulative from the date of original issuance of the Series C Preferred Stock and will be payable to holders of record as they appear on our stock books on the tenth business day prior to the dividend payment date. Dividends on the Series C Preferred Stock shall accrue whether or not they have been declared and whether or not they have been declared and whether or not there are profits, surplus or other corporate funds legally available for the payment of dividends. Dividends on the Series C Preferred Stock will be junior to dividends on any series or class of stock senior to the Series C Preferred Stock. If at any time any dividend on any senior stock is in default, we may not pay any dividend on the Series C Preferred Stock until all accrued and unpaid dividends on senior stock are paid or set aside for payment. The Series C Preferred Stock will have priority as to dividends over the common stock and any other class or series of stock junior to the Series C Preferred Stock. We may neither pay any dividend on nor purchase, redeem or acquire any junior stock unless all accrued and unpaid dividends on the Series C Preferred Stock are paid or set aside for payment.

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Voting Rights

      The holders of the Series C Preferred Stock shall be entitled to vote only if the Company elects to (i) amend, alter or repeal any provisions of the Series C Preferred Stock, Certificate of Incorporation or Bylaws so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series C Preferred Stock or the holders thereof, (ii) create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series C Preferred Stock with respect to liquidation or dividends, (iii) directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series C Preferred Stock, (iv) enter into any agreement which would prohibit or restrict the Corporation's right to pay dividends on the Series C Preferred Stock, and (v) consummate transaction which would result in a change of control of the Corporation or a sale of all or substantially all of the assets of the Company, or as otherwise required by Delaware law.

Redemption at Our Option

      We may redeem the Series C Preferred Stock, in whole or in part, at our option, at any time after either one year from the date of issuance or if the average closing price for our common stock is at least $12.00 for the 10 trading days prior to the date of a redemption notice, as follows:

      (1) we shall pay a redemption price of $1.04 per share of Series C Preferred Stock to be redeemed, payable in immediately available funds to the order of the record holder of the Series C Preferred Stock;

      (2) if less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, we shall select those to be redeemed pro rata or by lot or in such other manner as the board of directors may determine in good faith.

      (3) in the event that we have failed to pay accrued and unpaid dividends on the Series C Preferred Stock, we may not redeem any of the then outstanding shares of the Series C Preferred Stock, unless all the then outstanding shares are redeemed, until all such accrued and unpaid dividends and, except with respect to shares to be redeemed, the then current annual dividend have been paid in full.

      (4) there is no mandatory redemption or sinking fund obligation with respect to the Series C Preferred Stock.

      (5) prior to redemption, we shall deliver to each record holder of Series C Preferred Stock notice of our intention to redeem all or part of the shares of Series C Preferred Stock. The notice shall state the redemption date, which date shall be a business day. Notice of redemption shall be mailed by United States first class mail at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of Series C Preferred Stock to be redeemed at the address shown on our stock books. Unless a holder of Series C Preferred Stock elects to convert his Series C Preferred Stock prior to 5:00 p.m. (Pacific Standard Time) on the redemption date, he shall return any and all original share certificates representing Series C Preferred Stock to be redeemed to us or such other place at set forth in the notice of redemption. At 5:00 p.m. (Pacific Standard Time) on the redemption date, the right of any holder to convert their shares of Series C Preferred Stock shall terminate. After the redemption date, dividends will cease to accrue on the shares of Series C Preferred Stock called for redemption, and all rights of the holders of such shares will terminate except the right to receive the redemption price without interest, unless we default in the payment of the redemption price. We shall use our best efforts to deliver the redemption price within 10 days after our receipt the original shares of Series C Preferred Stock returned by the holder to us. The shares of Series C Preferred Stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series C Preferred Stock.

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Conversion Rights

      The Series C Preferred Stock is convertible into Common Stock as follows:

      The holders of Series C Preferred Stock will be entitled at any time following the Issue Date to convert their shares of Series C Preferred Stock into fully paid and nonassessable shares of common stock, at the following conversion rate: $1.04 per share.

      The holders of the Series C Preferred Stock shall not, however, have the right to convert their shares of Series C Preferred Stock into more than 19.9% of the issued and outstanding shares of our common stock from the date of issue until we receive approval from our stockholders pursuant to the rules of the American Stock Exchange.

      The conversion rate shall be subject to adjustment from time to time as follows:

      (1) if we shall (A) declare a dividend or make a distribution on our common stock in shares of its common stock, (B) subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or (C) combine or reclassify the outstanding common stock into a smaller number of shares, the conversion rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series C Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of common stock which he would have owned or been entitled to receive had such Series C Preferred Stock been converted immediately prior to such date. Successive adjustments in the conversion rate shall be made whenever any event specified above shall occur.

      (2) In case we shall fix a record date for the making of a distribution to all holders of shares of our common stock (A) of shares of any class other than our common stock or (B) of evidence of indebtedness of us or any subsidiary or
(C) of assets, excluding cash dividends or distributions, and dividends or distributions, or (D) of rights or warrants, excluding those referred, each holder of a share of Series C Preferred Stock shall, upon the exercise of his right to convert after such record date, receive, in addition to the shares of common stock to which he is entitled, the amount of such shares, indebtedness or assets or, at the our option, the sum equal to the value thereof at the time of distribution as determined by the board of directors in its sole discretion, that would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such determination.

      (3) In case of any consolidation with or merger of us with or into another corporation, or in case of any sale, lease or conveyance to another corporation of our assets as an entirety or substantially as an entirety, each share of Series C Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the common stock issuable at the time of such consolidation, merger, sale, lease or conveyance upon conversion of such share of Series C Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series C Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series C Preferred Stock.

      (4) In case we issue any shares of common stock, other than shares issuable upon conversion or exercise of Series A Preferred Stock, Series B Preferred Stock, Series C Warrants, Series C Preferred Stock, Series D Warrants convertible securities outstanding as of the date of the Designation of Series C Preferred Stock, Placement Agent Warrants, and options issued or issuable pursuant to any of our option plans currently existing or approved by our stockholders in the future; in a transaction for a per share consideration of less than the then existing conversion price, the conversion price in effect immediately prior to such issuance shall be adjusted.

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      (5) In any case in which these adjustment provisions shall require that any adjustment shall become effective immediately after a record date for an event, we may defer until the occurrence of such event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of common stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of common stock, provided that the we upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

      (6) In the event we propose to make a distribution to our common stock holders, merge or consolidate with another corporation or sell all or substantially all of our assets to another entity, and such action would result in an adjustment in the conversion rate, we shall give notice to each holder of shares of Series B Preferred Stock, which notice shall specify among other things, the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

Liquidation Rights

      In the event of our voluntary or involuntary liquidation, dissolution or winding up, and subject to the prior preferences and other rights of any stock senior to the Series C Preferred Stock, but before any distribution or payment shall be made to the holders of stock junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid $1.00 per share, and no more, in cash and/or in property taken at its fair value as determined by the board of directors.

      If, upon any such liquidation, dissolution or other winding up of our affairs, our net assets distributable among the holders of all outstanding shares of the Series C Preferred Stock are insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then all of our net assets remaining after the distributions to holders of any stock senior to the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

      The Board is requesting stockholder approval of the conversion terms of the private offering. As reported in the Company's SEC filings, the Company is continuously in need of capital to fund its operations. In order to obtain investor confidence at the time of the private offering, the Company agreed to use its best efforts to obtain stockholder approval of the conversion terms of the private offering. Moreover, as indicated in its audited financial statements included in the Company's most recent SEC filing, the Company continues to require capital which may take the form of additional private placements of its securities. The Company believes that stockholder approval of the conversion terms of the private offering will continue to engender investor confidence thereby helping it to obtain further capital through future private placements of its securities.

Vote Required for the Approval of the Conversion Terms of the Securities Sold in the Completed Private Offering of Series C Preferred Stock.

      The affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting is required for the approval of the conversion terms of the securities sold in the recently completed private placement offering of units.

      THE BOARD OF DIRECTORS DEEMS THE PRIVATE PLACEMENT OF UNITS AND THE CONVERSION TERMS THEREOF TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

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                                   PROPOSAL VI

         APPROVAL OF THE CONVERSION TERMS OF THE SECURITIES SOLD IN THE
               COMPLETED PRIVATE PLACEMENT OF UNITS IN JUNE 2001.

      On June 6, 2001, the Company completed a private placement offering comprised of Series D 8% Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") and Series E Warrants. The Company received gross proceeds of $250,000 from the private offering which included 25 shares of Series D Preferred Stock and 50,000 Series E Warrants. The Series D Preferred Stock had annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The 25 shares of Series D Preferred Stock were convertible into 325,860 shares of Common Stock. The Series E Warrants have an exercise price of $1.36 per share. The Company has used the proceeds for working capital and debt repayment.

      The Series D Preferred Stock offering was completed on June 6, 2001. Since the Series F Preferred Stock offering that was completed on August 29, 2001 involved the same party as the Series D Preferred Stock, and since both offerings were completed within 90 days of each other, the SEC or AMEX may deem the two offerings to be integrated (to be treated as one continuous offering). Accordingly, while the offering of the Series D Preferred Stock by itself would not violate AMEX's rules, we are nevertheless submitting the issuance of the Series D Preferred Stock, and the terms of that stock, to the stockholders for their approval. As of June 5, 2001, the date prior to commencement of the private offering, the Company had 3,580,950 shares of Common Stock issued and outstanding. Generally, in making a determination regarding the stockholder approval and the 20% rule, the American Stock Exchange will compute the number of shares deemed to be issued in an offering by utilizing the lowest possible conversion ratio, and will rely on the number of shares outstanding at the time of the offering. Since 25 shares of the Series D Preferred Stock and 50,000 Series E Warrants as well as 5 shares of Series F Preferred stock and 100,000 Series G Warrants were sold in the two offerings, and assuming the 325,860 shares of Common Stock issuable upon conversion of the Series D Preferred Stock, 500,000 shares of Common Stock issuable upon conversion of the Series F Preferred Stock plus the exercise of the Series E Warrants (50,000 shares) and Series G Warrants (100,000 shares) are added to these totals, the aggregate number of shares of common stock that was deemed to have been issued would have exceeded 20% of the Company's issued and outstanding Common Stock as of June 5, 2001. Since all of the shares of the Series D and F Preferred Stock have already been converted, failure to obtain stockholder approval could result in AMEX causing our shares to be de-listed for failing to comply with the applicable listing requirements.

Conversion Rights

      The holders of Series D Preferred Stock could convert their shares of Series D Preferred Stock into fully paid and nonassessable shares of common stock, at the following conversion rate: $0.77 per share. The holders of the Series D Preferred Stock did not, however, have the right to convert their shares of Series D Preferred Stock into more than 19.9% of the issued and outstanding shares of our common stock from the date of issue until we receive approval from our stockholders pursuant to the rules of the American Stock Exchange.

      Vote Required for the Approval of the Conversion Terms of the Securities Sold in the Completed Private Offering of Units

      The affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting is required for the approval of the conversion terms of the Series D Preferred Stock.

      THE BOARD OF DIRECTORS DEEMS THE PRIVATE PLACEMENT OF UNITS AND THE CONVERSION TERMS THEREOF TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

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                                  PROPOSAL VII

    APPROVAL OF THE CONVERSION TERMS OF THE SECURITIES SOLD IN THE COMPLETED
                   PRIVATE PLACEMENT OF UNITS IN AUGUST 2001.

      On August 29, 2001, the Company completed a private placement offering comprised of Series F 8% Preferred Stock and Series G Warrants. The Company received gross proceeds of $500,000 from the private offering which included 25 shares of Series F Preferred Stock and 100,000 Series E Warrants. The Series F Preferred Stock has annual dividends payable at 8% per year, payable in cash or Common Stock at the option of the Company. The 25 shares of Series F Preferred Stock are convertible into 500,000 shares of Common Stock. The Series G Warrants have an exercise price of $1.46 per share. The Company has used the proceeds for working capital and debt repayment.

      The Series D Preferred Stock offering completed on June 6, 2001 and the Series F Preferred Stock offering was completed on August 29, 2001. Since both transactions involved the same party and were completed within 90 days of each other, these two offerings may be deemed to be one transaction under the SEC's rules and by AMEX. As of August 28, 2001, the date prior to commencement of the private offering, the Company had 3,668,034 shares of Common Stock issued and outstanding. Generally, in making a determination regarding the stockholder approval and the 20% rule, the American Stock Exchange will compute the number of shares deemed to be issued in an offering by utilizing the lowest possible conversion ratio, and will rely on the number of shares outstanding at the time of the offering. Since 25 shares of the Series D Preferred Stock and 50,000 Series E Warrants as well as 5 shares of Series F Preferred stock and 100,000 Series G Warrants were purchased by the purchasers, and assuming the 325,860 shares of Common Stock issuable upon conversion of the Series D Preferred Stock, 500,000 shares of Common Stock issuable upon conversion of the Series F Preferred Stock plus the exercise of the Series E Warrants (50,000 shares) and Series G Warrants (100,000 shares) would exceed 20% of the Company's issued and outstanding Common Stock as of August 28, 2001. Since all of the shares of the Series D and F Preferred Stock have already been converted, failure to obtain stockholder approval could result in AMEX causing our shares to be de-listed for failing to comply with the applicable listing requirements.

      The Series F Preferred Stock shares were convertible into Common Stock at any time following their issuance into fully paid and nonassessable shares of common stock, at the following conversion rate: $1.00 per share. The holders of the Series F Preferred Stock were not, however, entitled to convert their shares of Series F Preferred Stock into more than 19.9% of the issued and outstanding shares of our common stock from the date of issue until we receive approval from our stockholders pursuant to the rules of the American Stock Exchange.

Vote Required for the Approval of the Conversion Terms of the Securities Sold in the Completed Private Offering of Units

      The affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting is required for the approval of the conversion terms of the Series F Stock.

      THE BOARD OF DIRECTORS DEEMS THE PRIVATE PLACEMENT OF UNITS AND THE CONVERSION TERMS THEREOF TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

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                                  PROPOSAL VIII

                   RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

      The Audit Committee of the Board of Directors of the Company has selected Vasquez & Company, LLP, Certified Public Accountants, as independent accountants of the Company for the fiscal year ending May 31, 2005. The services provided by Vasquez & Company, LLP, consist of examination of our financial statements and rendering an audit opinion, review of filings with the Securities and Exchange Commission and consultation in regard to various accounting matters. Representatives of Vasquez & Company, LLP, are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Vasquez & Company, LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Vasquez & Company, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accounting Firm Fees

      Aggregate Fees billed to the Company for the fiscal years ended May 31, 2003 and 2004 were as follows:

                  Services                2003             2004
                  --------                ----             ----

         Audit  Fees                      $57,837          $50,000

         Audit Related Fees               $0               $0

         Tax Fees                         $6,000           $5,000

         All Other Fees                   $0               $0

      We do not have any consulting agreement with Vasquez & Company, LLP, nor with any member of the firm. The Audit Committee has considered the payment of the foregoing fees to Vasquez & Company, LLP and the services provided, and determined that the provision of these services is compatible with maintaining the principal accountant's independence.

      The Company's Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services proposed to be provided by the Company's independent certified public accountant, except for non-audit services within the de minimus exception under Section 10A(i)(B) of the Exchange Act. In this connection, the Audit Committee has the authority to appoint one or more of its members to approve services, provided that the decisions made by such designees between meetings of the Audit Committee shall be presented to the full Audit Committee at the next meeting thereof. There were no non-audit services provided to the Company by Vasquez & Company, LLP during the past fiscal year.

                              FINANCIAL INFORMATION

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MAY 31, 2004 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION HAS BEEN INCLUDED WITH THIS PROXY STATEMENT. EXHIBITS TO THE FORM 10 KSB SHALL BE FURNISHED TO STOCKHOLDERS, IF REQUESTED, UPON PAYMENT TO THE COMPANY OF REASONABLE EXPENSES INCLUDING PHOTOCOPYING AND MAILING EXPENSES, TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFORE SENT TO EDMUND KING, CHIEF FINANCIAL OFFICER, CASH TECHNOLOGIES, INC.,1434 WEST 11TH STREET, LOSANGELES, CA 90015. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of Common Shares of the Company entitled to vote at the Annual Meeting of Stockholders.

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                                 OTHER BUSINESS

      As of the date of this proxy statement, the foregoing is the only business which the Board of Directors intends to present, and is not aware of any other matters which may come before the meeting. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Stockholder Proposals

      Proposals of stockholders intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by the Company on or prior to November 18, 2005 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2006 Annual Meeting of Stockholders.

                                        By Order of the Board of Directors

                                       -----------------------------------------
                                                       Edmund C. King, Secretary

Dated: March 18, 2005

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

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                             CASH TECHNOLOGIES, INC.

                 Annual Meeting of Stockholders - April 18, 2005

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce Korman and Edmund King proxy, each with full power of substitution, to vote all shares of Common Stock, Series B Cumulative Convertible Preferred Stock and/or Series C Cumulative Convertible Preferred Stock of CASH TECHNOLOGIES, INC. owned by the undersigned at the Annual Meeting of Stockholders of CASH TECHNOLOGIES, INC. to be held on April 18, 2005 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:

I.    ELECTION OF DIRECTORS

      FOR all nominees listed                     WITHOLD AUTHORITY
      below (except as marked                     to vote all nominees
      to the contrary below)     |_|              listed below           |_|

      (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

      Bruce Korman     Richard Miller     Robert Fagenson   Kevin Walls

II. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF COMMON STOCK AND PREFERRED STOCK

For |_|                         Against |_|                     Abstain |_|

III. PROPOSAL TO AMENDMENT THE 1996 STOCK OPTION PLAN AND APPROVE OPTION GRANTS THEREUNDER

For |_|                         Against |_|                     Abstain |_|

IV. PROPOSAL TO AMENDMENT THE NON-EXECUTIVE DIRECTOR STOCK OPTION PLAN

For |_|                         Against |_|                     Abstain |_|

V. PROPOSAL TO APPROVE CONVERSION TERMS OF SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK.

      To approve and ratify the conversion terms of the securities sold a private placement offering completed by us in January 2001, in compliance with the American Stock Exchange Constitution and Rules.

For |_|                         Against |_|                     Abstain |_|

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VI. PROPOSAL TO APPROVE CONVERSION TERMS OF SERIES D CUMULATIVE CONVERTIBLE
PREFERRED STOCK.

      To approve and ratify the conversion terms of the securities sold a private placement offering completed by us in June 2001, in compliance with the American Stock Exchange Constitution and Rules.

For |_|                         Against |_|                     Abstain |_|

VII. PROPOSAL TO APPROVE CONVERSION TERMS OF SERIES F CUMULATIVE CONVERTIBLE PREFERRED STOCK.

      To approve and ratify the conversion terms of the securities sold a private placement offering completed by us in August 2001, in compliance with the American Stock Exchange Constitution and Rules.

For |_|                         Against |_|                     Abstain |_|

VIII. PROPOSAL TO RATIFY THE SELECTION OF VASQUEZ & COMPANY, LLP

      To ratify the selection of Vasquez & Company, LLP as independent auditors for the fiscal year ending May 31, 2005

For |_|                         Against |_|                     Abstain |_|

The proxy or his substitute, who shall be present and acting, shall have and may exercise all the powers hereby granted. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR DIRECTORS AND IN FAVOR OF PROPOSALS II THROUGH VIII UNLESS OTHERWISE SPECIFIED.

Said proxy will use his discretion with respect to any other matters which properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

                                                Dated: _________________________

                                          Signature(s) _________________________

                                                       _________________________

                                (Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)

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